EXHIBIT 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-63501, 333-42164, 333-42166 and 333-91078 of Cobra Electronics Corporation on Form S-8 of our report dated February 18, 2003 appearing in this Annual Report on Form 10-K of Cobra Electronics Corporation for the year ended December 31, 2002.

/S/    DELOITTE & TOUCHE LLP

Chicago, Illinois

March 28, 2003